EXHIBIT 99.1

                           AERIAL COMMUNICATIONS, INC.
                      RETENTION RESTRICTED STOCK UNIT PLAN

1.       Purposes
         --------

          The purposes of the Aerial Communications, Inc. Retention Restricted Stock Unit Plan (the "Plan") are (i) to further align the interests of Aerial Communications, Inc. (the "Company") and the recipients of awards under the Plan through awards of Stock Units, the value of which is related to the appreciation in the value of Common Shares of the Company, (ii) to advance the interests of the Company by retaining key employees and (iii) to motivate such persons to act in the long-term best interests of the shareholders of the Company.

2.       Definitions
         -----------

         (a) "Affiliate" shall mean (i) a corporation which owns directly or indirectly at least 50% of the outstanding stock of the Company or the combined voting power of such outstanding stock, (ii) a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by a corporation described in subclause (i) or
(iii) a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by the Company.

         (b) "Agreement" shall mean the written agreement evidencing a Stock Unit award hereunder between the Company and the recipient of such award.

         (c) "Base Price" shall mean the Fair Market Value of a share of Stock on the date a Stock Unit is granted.

         (d) "Board" shall mean the Board of Directors of the Company or any duly authorized committee thereof.

         (e)  "Company" shall mean Aerial Communications, Inc.

         (f) "Committee" shall mean the Stock Option Compensation Committee of the Company.

         (g) "Disability" shall mean a total physical disability, which in the judgment of the Committee and concurrence of the Board, prevents a Participant from performing substantially such Participant's employment duties and responsibilities for a continuous period of at least six months.

         (h) "Effective Date" shall mean February 1, 1999.

         (i) "Employer" shall mean the Company and any Affiliate of the Company whose employees are granted awards under the Plan.

         (j) "Fair Market Value" of a share of Stock shall mean its closing sale price on the principal national stock exchange or quotation service bureau on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Board by whatever means or method as the Board, in the good faith exercise of its discretion, shall at such time deem appropriate.

         (k)  "Legal  Representative"  shall  mean  a  Participant's   executor,
administrator, legal representative, guardian or similar person.

         (l) "Participant" shall mean an employee of the Company or an Affiliate of the Company who is awarded Stock Units hereunder.

         (m) "Plan" shall mean the Aerial Communications, Inc. Retention Restricted Stock Unit Plan.

         (n) "Stock" shall mean the class of shares of the Company designated as "Common Shares" in its Certificate of Incorporation, as may be amended or restated from time to time.

         (o) "Stock  Unit"  shall mean a stock unit right  awarded  pursuant  to
Section 5.

3.       Eligibility
         -----------

                  Key employees of the Company who are eligible to receive Stock Units are those executive employees who as of the Effective Date hold a position with the Company or an Affiliate of Vice President or a more senior position and those employees who are selected by the President of the Company from time to time who hold a position with the Company or an Affiliate of Manager or Director or a more senior position.

4.       Administration
         --------------

         a. General. Except as otherwise provided herein, the Plan shall be administered on behalf of the Company by the Committee. The Committee shall interpret the Plan and the application thereof, establish rules and guidelines as it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of a Stock Unit award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, guidelines and conditions shall be final, binding and conclusive.

         b. Delegation. The Committee may delegate some or all of its power and authority hereunder to the Chairman of the Board or to an executive officer of the Company, as the Committee deems appropriate.

         c. Shares Available. Subject to adjustment as provided in Section 10, a total of 456,000 shares of Stock shall initially be available under the Plan. Such shares of Stock shall be reduced by the sum of the aggregate number of shares of such Stock then subject to outstanding Stock Unit awards under the Plan. To the extent that the Company elects to pay a Participant the value of his vested Stock Units in cash instead of Stock and to the extent a Stock Unit award is canceled or forfeited, the shares of Stock subject to the vested Stock Units paid in cash and the canceled or forfeited portion of a Stock Unit award shall again be available under the Plan. Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

5.       Grant of Stock Units
         --------------------

         a. Initial Awards. Subject to the approval of the Plan by the Board, all executive employees of the Company and the Company's subsidiary, Aerial Operating Company, Inc., holding a position of Vice President or a more senior position shall receive an award of Stock Units as determined by the Committee.

         b. Other Awards. Subject to the provisions of the Plan and to guidelines established from time to time by the Committee, the Committee or the President of the Company shall have power to grant other Stock Unit awards to other eligible key employees of the Company or an Affiliate, to determine the number of Stock Units to be granted to each such key employee selected and to determine the time or times when Stock Units will be granted; provided, however that the President of the Company may not grant Stock Unit awards to any employee who is an officer of the Company or an Affiliate or any other person subject to the Securities Exchange Act of 1934, or who is employed by the Company or an Affiliate in any other position which is senior to that of a director. Any grant of a Stock Unit award by the President pursuant to this Section shall be subject to the review and concurrence of the Chairman of the

Board. In addition to the terms and conditions set forth in the Plan, Stock Unit awards granted pursuant to this Section shall be subject to such terms and conditions as the President of the Company may determine, subject to the review and concurrence of the Chairman of the Board. The selection of a person to participate in the Plan at any time shall not require the selection of such person to participate in the Plan at any other time.

         c. Agreements. Each Stock Unit award under the Plan to a Participant shall be set forth in an Agreement and such Agreement shall state the Base Price of the Stock Units as of the date of grant. Nothing in the Plan shall be deemed to grant to a Participant any right in, or any right to purchase or otherwise acquire, any shares of Stock (or any securities convertible into Stock).

6.       Vesting of Stock Units
         ----------------------

                  As of the date a Stock Unit award granted to a Participant becomes fully vested, in accordance with the terms of the applicable Agreement, the Participant shall be entitled to receive from the Company a payment in an amount equal to the Fair Market Value of one share of Stock determined on the vesting date, multiplied by the number of the Participant's Stock Units that become vested on such date (as adjusted pursuant to Section 10). Such payment shall be made in cash or in shares of Stock, as determined in the sole discretion of the Chairman of the Board.

7.       Transfer or Termination of Employment
         -------------------------------------

         a. Transfer of Employment. If a Participant's employment is transferred to an Affiliate which is not an Employer before May 1, 1999, then the Participant shall forfeit his Stock Unit award. If a Participant's employment is transferred to an Affiliate which is not an Employer after such date but before May 1, 2000 and such Participant remains continuously employed by an Affiliate or the Company until February 1, 2000, then the Participant shall receive payment of the portion of his Stock Unit award that vests on or before February 1, 2000, and shall forfeit any remaining Stock Units subject to the award. If a Participant's employment is transferred to an Affiliate which is not an Employer on or after May 1, 2000 and such Participant remains continuously employed by an Affiliate or the Company until February 1, 2001, then such Participant shall receive payment of that portion of his Stock Unit award that vests as of February 1, 2001.

         b. Death or Disability. If a Participant's employment with the Company or an Affiliate terminates by reason of death or Disability, each unvested Stock Unit subject to an outstanding award granted to such Participant shall become fully vested on the vesting date(s) set forth in the Participant's Agreement.

         c. Other Termination. If a Participant's employment with the Company or an Affiliate terminates for any reason other than as set forth in Section 7(a) or (b), each unvested Stock Unit subject to an outstanding award granted to such Participant shall be forfeited by the Participant on the effective date of such Participant's termination of employment, unless the Chairman of the Board determines otherwise.

8.       Change in Control
         -----------------

         a. Notwithstanding any other provision of the Plan or any provision of any Agreement, in the event of (i) a Change in Control (as defined in Section 8(b)) or (ii) a "change in control" within the meaning of the Telephone and Data Systems, Inc. 1994 Long-Term Incentive Plan, at a time when Telephone and Data Systems, Inc. owns directly or indirectly at least 50% of either the outstanding stock of the Company or the combined voting power of such stock, all outstanding Stock Units shall become fully vested. In the event of a Change in Control pursuant to Section 8(b)(3) below, there may be substituted for each Stock Unit the number and class of shares into which each outstanding share of such Stock shall be converted pursuant to such Change in Control.

         b. For purposes of the Plan, "Change in Control" shall mean:

               (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company, or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged  was acquired  directly  from the Company or an  Affiliate),
          (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses
          (i), (ii) and (iii) of subsection (3) of this Section 8(b), or (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses
          (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2009, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust (all such persons, collectively, the "Exempted Persons");

               (2) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the Effective Date whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

               (3) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 51% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction;
          (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust)
          sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, (z) and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors); and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                  (4) approval by the Company's stockholders of a plan of complete liquidation or dissolution of the Company.

9.  Forfeiture  of Stock  Unit Award Upon  Competition  with the  Company or Any
    ----------------------------------------------------------------------------
Affiliate or Misappropriation of Confidential Information.
----------------------------------------------------------

                  Notwithstanding any other provision herein, any unvested Stock Unit award granted to a Participant under the Plan shall be forfeited as of any date on which the Participant (a) enters into competition with the Company or an Affiliate, or (b) misappropriates confidential information of the Company or an Affiliate, as determined by the Committee or the Board in its sole discretion.


                  For purposes of the preceding sentence, a Participant shall be treated as entering into competition with the Company or an Affiliate if such Participant (i) directly or indirectly, individually or in conjunction with any person, firm or corporation, has contact with any customer of the Company or an Affiliate or any prospective customer which has been contacted or solicited by or on behalf of the Company or an Affiliate for the purpose of soliciting or selling to such customer or prospective customer any product or service, except to the extent such contact is made on behalf of the Company or an Affiliate, or
(ii) otherwise competes with the Company or an Affiliate in any manner or otherwise engages in the business of the Company or an Affiliate.

                  A Participant shall be treated as misappropriating confidential information of the Company or an Affiliate if such Participant (i) uses confidential information (as described below) for the benefit of anyone other than the Company or such Affiliate, as the case may be, or discloses the confidential information to anyone not authorized by the Company or such
Affiliate, as the case may be, to receive such information, (ii) upon termination of employment, makes any summaries of, takes any notes with respect to, or memorizes any information or takes any confidential information or reproductions thereof from the facilities of the Company or an Affiliate, or
(iii) upon termination of employment or upon the request of the Company or an Affiliate, fails to return all confidential information then in the Participant's possession. "Confidential information" shall mean any confidential and proprietary drawings, reports, sales and training manuals, customer lists, computer programs, and other material embodying trade secrets or confidential technical, business, personnel or financial information of the Company or an Affiliate.

10.      Changes in Capital and Corporate Structure
         ------------------------------------------

                  In the event of any stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination of shares in a reverse stock split, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of shares of Stock other than a regular cash dividend, the terms of each outstanding Stock Unit award may be adjusted by the Committee in its sole discretion, subject to final approval by the Board. If any other event shall occur which in the judgment of the Committee would warrant an adjustment to the Stock Units subject to an Agreement, the adjustments may be authorized at the discretion of the Board and made by the Committee upon such terms and conditions as the Committee may deem equitable and appropriate. Any determination by the Board or the Committee regarding any such adjustment shall be final, binding and conclusive.

11.      Nontransferability
         ------------------

                  No Stock Unit or Stock Unit Agreement shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures established by the Committee. Except to the extent permitted by the preceding sentence, no Stock Unit or Stock Unit award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate,
                                       -5-
encumber or otherwise dispose of any such Stock Unit or Stock Unit award, all rights thereunder shall immediately become null and void.

12.      Tax Withholding
         ---------------

                  (a) Cash Payment of Award. If the amount paid pursuant to a Stock Unit award is made in the form of cash, then the Company shall have the right to deduct from all such amounts any taxes required by law to be withheld with respect to such award.

                  (b) Payment of Award in Stock. If the amount paid pursuant to a Stock Unit award is paid in the form of shares of Stock, as a condition precedent to any delivery to the Participant of any shares of Stock the Participant shall, upon request by the Company, pay to the Company such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such shares. If the Participant shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Participant. The Participant may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company,
(2) delivery to the Company of previously owned whole shares of Stock (for which the Employee has good title, free and clear of all liens and encumbrances) having a fair market value determined as of the date the obligation to withhold or pay taxes first arises in connection with the Stock Unit award (the "Tax Date") which is equal to the Required Tax Payments, (3) authorizing the Company to withhold from the shares of Stock which would otherwise be delivered to the Participant pursuant to the Stock Unit award a number of whole shares of Stock having a fair market value determined as of the Tax Date which is equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company through whom the Participant has sold the shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1), (2) and
(3). The Company shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Whole shares of Stock to be so delivered or withheld may not have an aggregate fair market value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to pay the Required Tax Payments in full shall be disregarded and the remaining amount due shall be paid in cash by the Participant.

13.      No Dividend Rights
         ------------------

                  Except as provided under Section 10, no Participant shall be entitled to have his or her Stock Units increased as a result of any dividends or other distribution with respect to the shares of Stock.

14.      Compliance with Applicable Law
         ------------------------------

                  Each Stock Unit award granted hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to such Stock Unit award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares pursuant to a Stock Unit award thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any Stock Unit award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

15.      Miscellaneous Provisions
         ------------------------

         a. Each Stock Unit award under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the President of the Company, on behalf of the Company, and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Vice President of Human Resources of the Company such award shall be effective as of the effective date set forth in the Agreement.

         b. No person shall have any right to participate in this Plan. Neither this Plan nor any Stock Unit award made hereunder shall confer upon any person any right to continued employment by the Company or any affiliate of the Company or affect in any manner the right of the Company or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

         c. The Plan, each Stock Unit award, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Illinois and construed in accordance therewith without giving effect to principles of conflicts of laws.

         d. The Plan shall at all times be entirely unfunded and no provision shall at any time be made with respect to segregating assets of the Company for payment of any benefits hereunder. No Participant or other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan.

         e. If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

         f. Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

15.      Amendment of the Plan
         ---------------------

                  The Board may amend the Plan from time to time. Except as provided in Section 10, no amendment may impair the rights of the holder of a Stock Unit award without the consent of such holder.

16.      Effectiveness and Terms of Plan
         -------------------------------

                  The Plan shall be effective as of February 1, 1999, subject to the approval of the Plan by the Board and the shareholders of the Company. The Company may at any time terminate the Plan and unless sooner terminated by the Board, the Plan shall terminate on February 2, 2001. No Stock Unit award shall be granted pursuant to the Plan after the date of termination of the Plan, although after such date payments may be made with respect to Stock Unit awards granted prior to the date of termination.